Security Mid Cap Growth Fund
File No. 811-1316
CIK No. 0000088676

EX-99.77Q1(g)

Form of Plan of Reorganization for Security Equity Fund Global Series and Security Mid Cap Growth Fund acquisition of Security Equity Fund International and Technology Series, respectively.

Incorporated herein by reference to the Registrant's Form N-14 filed July 28, 2003 and July 25, 2003, respectively.